Exhibit 10.1

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

This FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of August 3, 2020, is entered into by and among FACEBANK GROUP, INC., a Florida corporation (“FaceBank”), Evolution AI Corporation, a Florida corporation (“Evolution”), Pulse Evolution Corporation, a Nevada corporation (“Pulse”), FUBOTV INC., a Delaware corporation (“FuboTV”) and SPORTS RIGHTS MANAGEMENT, LLC, a Delaware limited liability company (“SRM” and together with FaceBank, Evolution, Pulse and FuboTV, collectively, the “Borrower”) and FB LOAN SERIES I, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Borrower and the Purchaser are parties to that certain Note Purchase Agreement, dated as of March 19, 2020 (as supplemented by that certain Joinder Agreement, effective as of April 2, 2020, as amended by that certain Amendment to Note Purchase Agreement, dated April 21, 2020, as amended by that certain Waiver and Second Amendment to Note Purchase Agreement, dated May 28, 2020, that certain Third Amendment to Note Purchase Agreement, dated July 1, 2020, and as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Purchaser purchased a certain promissory note issued by the Borrower, which promissory note is secured by security interests upon the Collateral;

WHEREAS, the Borrower has advised the Purchaser that as of the date hereof, FaceBank’s Capital Stock has not been listed for trading on a national exchange (the “Registration Covenant”); and

WHEREAS, the Purchaser desires to extend the time period to satisfy the Registration Covenant and amend certain related obligations thereunder, and the parties desire to amend the Purchase Agreement, in each case subject to the terms and conditions as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Purchase Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Purchase Agreement.

Section 2. Amendments. Effective as of July 17, 2020, the Purchase Agreement is hereby amended as follows:

(a) Section 8.17(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(i) FaceBank shall (a) file an initial registration statement on Form S-1 to be filed on or before August 7, 2020 (the “Initial Registration Statement”), which shall include the 900,000 Shares held by the Purchaser; (b) within ninety-one (91) days following the effective date of the Initial Registration Statement, file a registration statement with the Commission registering the Shares and any shares of Capital Stock issuable upon exercise of the Warrant; and (ii) FaceBank shall have been approved to list FaceBank’s Capital Stock for trading on a national exchange prior to the effective date of the Initial Registration Statement. FaceBank shall diligently prosecute and shall timely respond to all requests and mandates from applicable Governmental Authorities in connection with the registration and listing applications referred to in this Section 8.17(c). The covenants and obligations of FaceBank and the Loan Parties in respect of this Section 8.17(c) shall survive the redemption, payment and/or prepayment of the Notes.”

Section 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following condition precedent (unless specifically waived in writing by the Purchaser):

(a) The Purchaser shall have received an executed counterpart hereto signed by the Borrower.

Section 4. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Purchase Agreement, and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Purchase Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement are ratified and confirmed and shall continue in full force and effect.

Section 5. Release of Claims. To induce the Purchaser to enter into this Amendment, each Loan Party hereby releases, acquits and forever discharges the Purchaser, its Affiliates and each of their respective officers, directors, agents, employees, successors and assigns (the “Released Parties”), from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against any Released Parties, whether arising under or in connection with the Purchase Agreement or otherwise through the date of this Amendment.

Section 6. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between the Borrower and the Purchaser. This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Amendment.

Section 7. Incorporation by Reference. Each of Sections 13.5 (Signatures; Counterparts), 13.7 (Governing Law) and 13.8 (Jurisdiction, Jury Trial Waiver, Etc.) of the Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis.

Section 8. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 9. References. Any reference to the Purchase Agreement contained in any document, instrument or agreement executed in connection with the Purchase Agreement, shall be deemed to be a reference to the Purchase Agreement as modified by this Amendment.

Section 10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

Borrower:

FACEBANK GROUP, INC.

By:	/s/ Simone Nardi
Name:	Simone Nardi
Title:	Chief Financial Officer

fubotv inc.

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

EVOLUTION AI CORPORATION

By:	/s/ John Textor
Name:	John Textor
Title:	Director

PULSE EVOLUTION CORPORATION

By:	/s/ Jordan Fiksenbaum
Name:	Jordan Fiksenbaum
Title:	Chief Executive Officer

SPORTS RIGHTS MANAGEMENT, LLC

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

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[Third Amendment to Note Purchase Agreement]

Purchaser:

FB LOAN SERIES I, LLC

By:	/s/ Gregory Pries
Name:	Gregory Preis
Title:	Authorized Signatory

[Third Amendment to Note Purchase Agreement]